Exhibit 10.13

AFTER RECORDING RETURN TO	(This space reserved for recording information)

REAL ESTATE MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES

AND RENTS, FINANCING STATEMENT AND FIXTURE FILING
(with Power of Sale)

THIS REAL ESTATE MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FINANCING STATEMENT AND FIXTURE FILING (hereinafter referred to as this "Mortgage") is made effective this 7th day of December, 2017, by Paycom Payroll, LLC, a Delaware limited liability company, having an address of 7501 West Memorial Road, Oklahoma City, Oklahoma, 73142 (hereinafter referred to as "Mortgagor"), in favor of JPMORGAN CHASE BANK, N.A., having a mailing address at 210 W. Park Avenue, 27th Floor, Oklahoma City, OK 73102 ("Mortgagee"), in its capacity as agent and mortgagee for the Secured Parties (as hereinafter defined).

W I T N E S S E T H :

WHEREAS, Mortgagor has entered into that certain Term Credit Agreement of even date herewith (as it may be amended, supplemented and/or restated from time to time, the "Credit Agreement") among Mortgagor, the other Loan Parties party thereto, the financial institutions from time to time party thereto (collectively, the "Lenders"), and Mortgagee, pursuant to which the Lenders have agreed, upon satisfaction of the terms and conditions set forth therein, to make certain Term Loans to Mortgagor from time to time in the aggregate principal amount not to exceed $60,000,000.00 (capitalized terms and phrases used herein and not otherwise defined herein have the same meanings herein as are assigned to them in the Credit Agreement).

NOW, THEREFORE, to secure the prompt payment and performance of the Term Loans under the Credit Agreement and all other Secured Obligations hereinafter described, Mortgagor does hereby grant, bargain, sell, convey, mortgage and grant a security interest unto Mortgagee with power of sale, for the benefit of Mortgagee, the Lenders and all other holders from time to time of the Secured Obligations (collectively, the "Secured Parties"), all of Mortgagor's right, title and interest in and to the following (hereinafter collectively referred to as the "Mortgaged Premises"):

A.The real property located in Oklahoma County, State of Oklahoma, described at Exhibit A, together with all tenements, hereditaments and appurtenances thereof and all easements and rights of way inuring to the benefits thereof (collectively, the "Land");

B.All buildings, structures, and improvements now or hereafter constructed on the Land (the "Improvements");

Exhibit 10.13

C.All goods that are or are to become fixtures related to the Land and the Improvements, together with all future additions and accessions to, replacements of or substitutions for such fixtures;

D.All leases and subleases affecting the Mortgaged Premises ("Leases") and all rents, rentals, lease payments, profits, royalties and security and other lease or tenant deposits ("Rents") from such Leases or other use of the Mortgaged Premises;

E.All condemnation or other awards and all insurance policies and proceeds of insurance policies; and

F. All proceeds and products of such the foregoing (whether cash or otherwise), including cash proceeds of all insurance policies pertaining thereto (all of the foregoing personal property and rights being hereinafter referred to as the "Collateral").

TO HAVE AND TO HOLD the Mortgaged Premises, for the benefit of the Secured Parties, subject to the terms and conditions hereof.

Mortgagor covenants that, except for and subject to the Permitted Encumbrances: (a) Mortgagor has good and marketable title to the Mortgaged Premises, (b) the Mortgaged Premises are free and clear of all Liens, other than Permitted Encumbrances, and (c) Mortgagor hereby warrants and will forever defend the title to the Mortgaged Premises against the claims or demands of all persons whomsoever. As used herein, "Permitted Encumbrance" means and includes (i) any Permitted Lien and (ii) the exceptions to title identified on Schedule B-I of the title policy delivered to Mortgagee in connection with the closing of the Credit Agreement.

1.

Secured Obligations. The lien of this Mortgage is given by Mortgagor as a first-priority (subject only to Permitted Encumbrances) mortgage lien securing the payment and performance of the following-described liabilities, indebtedness and obligations (hereinafter collectively referred to as the "Secured Obligations"):

(a)	All Indebtedness of the Loan Parties under the Credit Agreement and other Loan Documents, including the Term Loans;
(b)	All Swap Agreement Obligations;
(c)	All Banking Services Obligations;
(d)

All other "Obligations" (as that term is defined in the Credit Agreement) and all other liabilities, obligations and indebtedness of the Loan Parties arising out of or relating to the Credit Agreement, this Mortgage or any other of the Loan Documents, including costs and expenses of collection and other amounts reimbursable under Section 9.03 of the Credit Agreement;

(e)

Any sums which may be advanced or paid by Mortgagee under the terms of this Mortgage, the Credit Agreement or any other Loan Document, on account of the default or failure of Mortgagor to comply with the covenants, agreements and obligations stated herein and therein, and any sums reasonably expended by

Exhibit 10.13

Mortgagee in exercising or attempting to exercise any right or remedy granted or otherwise available to Mortgagee upon the occurrence of an Event of Default, together with interest on such sums at the Past Due Rate provided in the Credit Agreement; and

(f)	Any and all renewals, extensions, modifications, supplements, replacements, rearrangements, restatements or changes in form of any of the foregoing.
2.

Release of Mortgage.  If Mortgagor shall pay and perform the Secured Obligations in full, and if the obligation of Secured Parties to make further Term Loans, advances or extension of credit to Mortgagor shall have terminated or expired, this Mortgage shall be and become null and void and shall be released by Mortgagee at the sole cost and expense of Mortgagor.

3.	Insurance.
(a)

Proceeds of Insurance. If no Event of Default exists at the time such proceeds are received, Mortgagee shall pay over to Mortgagor any insurance proceeds paid in respect of any loss or damage of the Mortgaged Premises for the repair or restoration of the Mortgaged Premises.  If an Event of Default exists at the time such proceeds are received, then Mortgagee may, in its Permitted Discretion, retain the insurance proceeds as security for the Secured Obligations and from time to time apply such proceeds toward payment of the Secured Obligations that are then due and payable.  Mortgagee shall not be obligated to see to the proper application of any amount paid over to Mortgagor.

(b)

Expiration. Not less than thirty (30) days prior to the expiration dates of each certificate or policy required of Mortgagor pursuant to this paragraph, Mortgagor will deliver to Mortgagee a renewal certificate and copy of the policy or policies marked "premium paid" or accompanied by other evidence of payment reasonably satisfactory to Mortgagee.  In the event of a foreclosure of this Mortgage, the purchaser of the Mortgaged Premises shall succeed to all the rights of Mortgagor, including any right to unearned premiums, in and to all certificates and policies of insurance assigned and delivered to Mortgagee pursuant to the provisions of this paragraph.

(c)

Flood Insurance.  Mortgagor specifically covenants and agrees that in the event Mortgagor has provided Mortgagee with evidence reasonably satisfactory to Mortgagee that flood insurance covering the Mortgaged Premises should not be required under applicable law at time of execution of this Mortgage and the Mortgaged Premises should thereafter become eligible for flood insurance under the National Flood Insurance Program, or under any subsequent Act of Congress of the United States, and should the Mortgaged Premises be located in an area now or thereafter designated by the Secretary of Housing and Urban Development as an area having special flood or mudslide hazards, Mortgagor and Mortgagor's successors in title shall maintain at its or their sole cost and expense flood insurance available under the National Flood Insurance Program, in such amounts and in such form as may be required by Mortgagee.

Exhibit 10.13

4.

Alterations. Without the prior written consent of Mortgagee, Mortgagor shall not remove, demolish or materially alter any Improvement, if, after taking into account any related enhancements, repairs and new construction, the use of the Mortgaged Premises, taken as a whole, for its intended purpose is materially and adversely affected.

5.	Defaults. The occurrence of an Event of Default under the Credit Agreement shall constitute an "Event of Default" hereunder.
6.

Remedies. While an Event of Default exists, Mortgagee shall have the right (but shall not be obligated) to exercise its rights and remedies under the Credit Agreement, any other Loan Document and hereunder, without notice, demand, presentment or protest (each and all of which are hereby expressly waived), as it deems necessary or advisable to protect or enforce its rights and remedies against Mortgagor and to the Mortgaged Premises, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise effecting its other rights or remedies:

(a)

Foreclose this Mortgage or sell the Mortgaged Premises in accordance with the Oklahoma Power of Sale Mortgage Foreclosure Act, as the same may be amended from time to time, and shall be entitled to the possession of the Mortgaged Premises and the Rents therefrom; or

(b)	Institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in the Credit Agreement, any other Loan Document or herein; or
(c)

Subject to applicable law, sue and recover a judgment on the Secured Obligations, as the same becomes due and payable, or on account of any default or defaults by Mortgagor under the Secured Obligations, the Credit Agreement, any other Loan Document or hereunder; or

(d)	With or without the entrance upon or taking possession of the Mortgaged Premises, collect and receive all Rents and cash collateral derived from the Mortgaged Premises; or
(e)

Release any portion of the Mortgaged Premises for such consideration as Mortgagee may require without, as to the remainder of the Mortgaged Premises, in anyway impairing or affecting the lien or priority of this Mortgage, or improving the position of any subordinate lienholder or other person with respect thereto, except to the extent that the Secured Obligations shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lien or; or

(f)	Take any other action, or pursue any other right or remedy, as Mortgagee may have under applicable law, and Mortgagor does hereby grant the same to Mortgagee.

Exhibit 10.13

In the event that Mortgagee shall exercise any of the rights or remedies set forth herein, Mortgagee shall not be deemed to have entered upon or taken possession of the Mortgaged Premises except upon the exercise of any right to do so, as evidenced by its demand and overt act for such purpose, nor shall Mortgagee be deemed a mortgagee-in-possession by reason of such entry or taking possession.  Mortgagee will not be liable to account for action taken pursuant to any such exercise other than for Rents actually received by such party, nor for any loss sustained by Mortgagor resulting from any failure to let the Mortgaged Premises, nor from any other act or omission of Mortgagee except to the extent such loss is caused by the gross negligence or willful misconduct of Mortgagee.  Mortgagor hereby consents to, ratifies and confirms the exercise by Mortgagee of said rights and remedies, and appoints Mortgagee as its attorney in fact. This power, being coupled with an interest, shall be irrevocable as long as the Secured Obligations are not fully repaid and discharged and shall be granted distinctly to Mortgagee, and Mortgagee may utilize its power to the extent permitted by applicable law.

In any proceeding, judicial or otherwise, to foreclose this Mortgage or enforce any other remedy of Mortgagee under the Credit Agreement, under any other Loan Document or hereunder, there shall be allowed and included as an addition to and a part of the Secured Obligations in the decree for sale or other judgment or decree all expenditures and expenses which are paid or incurred in connection with the exercise by Mortgagee of any of its rights and remedies provided or referred to herein (including, without limitation, court costs and attorneys' fees), and the same shall be secured by this Mortgage.

If an Event of Default exists as a result of Mortgagor’s failure to pay any of the taxes, assessments, debts, liens or other charges as the same become due and payable, or to insure the Mortgaged Premises or deliver the certificates of insurance and copies of the policies of insurance as herein provided, or to perform Mortgagor's covenants and agreements herein, Mortgagee is hereby authorized, at its option, to insure the Mortgaged Premises, or any part thereof, and pay the costs of such insurance, and to pay such taxes, assessments, debts, liens or other charges herein described, or any part thereof, and to remedy Mortgagor's failure to perform hereunder and pay the costs associated therewith, and Mortgagor hereby agrees to refund on demand all sum or sums so paid, with interest thereon at the CB Floating Rate in effect from time to time plus two percent per annum; and any such sum or sums so paid together with interest thereon shall become a part of the Secured Obligations; provided, however, that the retention of a lien hereunder for any sum so paid shall not be a waiver of subrogation or substitution which Mortgagee might otherwise have.

7.

Receivership.  Mortgagor hereby voluntarily and expressly consents and stipulates to the appointment of a receiver over the Mortgaged Premises in the event Mortgagee elects to seek the appointment at any time that an Event of Default exists.  In such event Mortgagee shall be entitled to appointment of a receiver without the necessity of establishing that the property is probably insufficient to discharge the mortgage debt, the express purpose and intent of this clause being hereby acknowledged to provide for the appointment of a receiver in accordance with the provisions of 12 O.S. § 1551(2)(c), as amended, upon the occurrence of any breach, default, violation or other non-performance under this Mortgage by Mortgagor.

Exhibit 10.13

8.

Appraisement.  In case of judicial foreclosure hereof and sale hereunder, appraisement of the Mortgaged Premises is hereby expressly waived, or not waived, at the sole option of Mortgagee, such option to be exercised thereby at the time judgment is entered in such foreclosure, or at any time prior thereto.

9.

Sale in Parcels.  In case of any sale under this Mortgage by virtue of judicial proceedings, power of sale or otherwise, the Mortgaged Premises may be sold in one parcel and as an entirety or in such parcels, manner or order as Mortgagee in its sole discretion may elect, and Mortgagor waives any and all rights which Mortgagor may have to insist upon the sale of the Mortgaged Premises in one parcel or in separate parcels.

10.

Condemnation Awards.  Mortgagor covenants and agrees that if at any time that an Event of Default exists all or any portion of the Mortgaged Premises shall be taken or damaged under the power of eminent domain, the award received by condemnation proceedings for any property so taken or any payment received in lieu of such condemnation proceedings be paid over and applied in the same manner set forth above with respect to insurance proceeds.  Mortgagor, promptly upon obtaining knowledge of the institution of any proceedings or negotiations for the condemnation of the Mortgaged Premises, or any portion thereof, will notify Mortgagee in writing of the pendency of such negotiations or proceedings.  Mortgagee may participate in any such negotiations or proceedings, and Mortgagor from time to time will execute and deliver to Mortgagee all instruments requested by Mortgagee to permit such participation.

11.

Renewals/Extensions/Future Advances.  This Mortgage shall secure the payment of the Secured Obligations, which include obligations not only with respect to existing indebtedness, but also with respect to such future advances made pursuant to the terms of the Credit Agreement or this Mortgage, whether such advances are made before, during or, to the extent allowable under applicable law, after the pendency of any proceedings to foreclose the lien of this Mortgage or otherwise enforce the rights of Mortgagee hereunder to the same extent as if such future advances were made on the date of the execution of this Mortgage.  The total amount of indebtedness represented by such Secured Obligations and that may be so secured may decrease or increase from time to time, and shall include any disbursements by or on behalf of Mortgagee made for the payment of taxes, levies or insurance on the Mortgaged Premises, with interest on such disbursements at the applicable interest rates.  The provisions of this paragraph 11 shall not be construed to imply any obligation on any Secured Party to make any future advances, it being the intention of the parties that any future advances shall be solely at the discretion and option of the Secured Parties, except as otherwise expressly provided in the Credit Agreement.

12.

Indulgences, Extensions, No Waiver.  No failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor.  Neither Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the Secured Obligations shall be relieved of such

Exhibit 10.13

obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any Secured Obligations, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of the Mortgaged Premises and Mortgagee extending, from time to time, the time of payment or modifying the terms of the Credit Agreement or this Mortgage if the consent of Mortgagor has been obtained in connection with such modification to the extent Mortgagor remains liable for repayment of the Secured Obligations, and in the latter event, Mortgagor and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Mortgagee.  Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Premises, Mortgagee may release the obligation of anyone at any time liable for any or all of the Secured Obligations or any part of the security held for the Secured Obligations and may from time to time extend the time of payment or otherwise modify the terms of the Credit Agreement and/or this Mortgage without, as to the security for the remainder thereof, in any way impairing or affecting the lien of this Mortgage or the priority of such lien, as security for the payment of the indebtedness as it may be so extended or modified, over any subordinate lien.  Mortgagee may resort for the payment of the Secured Obligations to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

13.

Cumulative Remedies.  The rights of Mortgagee arising under the clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the other.  No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding.

14.

Security Interest.  This Mortgage shall also be considered to be and shall be construed as a security agreement and a financing statement with respect to any and all of the items and types of the Collateral in which a security interest may be created pursuant to the Oklahoma Uniform Commercial Code (the "UCC Collateral") and, subject to the Permitted Encumbrances, Mortgagor hereby grants to Mortgagee a first and prior, continuing security interest in and to the UCC Collateral (including all proceeds and products thereof) described or referred to herein, whether now owned or hereafter acquired.  Mortgagee shall be entitled to exercise any and all rights that it may have hereunder or under the Oklahoma Uniform Commercial Code with respect to the UCC Collateral.

Exhibit 10.13

(a)

Upon the occurrence of an Event of Default hereunder and acceleration of the Secured Obligations, Mortgagee may at its discretion require Mortgagor to assemble the UCC Collateral and make it available to Mortgagee at a place reasonably convenient to both parties to be designated by Mortgagee.

(b)

Upon the occurrence of an Event of Default hereunder and acceleration of the Secured Obligations, all or any part of the UCC Collateral may, at the sole discretion of Mortgagee, be combined with the real property covered hereby and sold together with such real property as an entirety, or the UCC Collateral (or any part of the UCC Collateral not sold together with the real property) may be sold separately, as one parcel or in such parcels, manner or order as Mortgagee, in its sole discretion, may elect.

(c)

Mortgagee shall give Mortgagor written notice of the time and place of any public sale of any of the UCC Collateral or of the time after which any private sale or other intended disposition thereof is to be made by sending notice to Mortgagor at least ten (10) days before the time of the sale or other disposition, which provisions for notice Mortgagor and Mortgagee agree are reasonable.

(d)

Mortgagor will from time to time, within ten (10) days after request by Mortgagee, execute, acknowledge and deliver any financing statement, continuation statement, inventory list or other similar documents that Mortgagee may reasonably request in order to protect, preserve, continue, perfect, extend or maintain the security interest under and the priority of this Mortgage and will, upon demand, pay any expenses and fees incurred by Mortgagee in the preparation, execution and filing of any such documents.

(e)

This Mortgage shall be filed of record against the tract index of the real estate records of the County Clerk of Oklahoma County, Oklahoma, as a fixture filing and covers all of the items and types of Collateral constituting or to constitute "fixtures" as defined in 12A O.S. § 1-9-102(41) and this Mortgage shall constitute a "fixture filing" as set forth in 12A O.S. § 1-9-102(40).

15.

Leases/Assignment of Rents and Profits.  Mortgagor hereby mortgages, pledges and collaterally grants and assigns to Mortgagee, as additional security for the Secured Obligations all of such Leases now existing or hereafter made of all or any part of the Mortgaged Premises, together with all Rents due or held or hereafter to become due or held in connection therewith.  This assignment is intended to grant unto Mortgagee all rights, powers, remedies and privileges afforded to a mortgagee under 46 O.S. § 4A, as amended, and no additional duties or obligations (fiduciary or otherwise) except those expressly required of or imposed on mortgagees by the aforesaid statutory provision as a result of this assignment or exercise or attempted exercise of its rights hereunder.

16.

Subrogation.  To the extent funds are advanced under the Term Loans hereby secured for the purpose of paying any indebtedness secured by any mortgage lien having priority over the lien of this Mortgage, Mortgagee shall be subrogated to any and all rights, superior titles, liens and equities owned or claimed by the holder of such prior mortgage.

Exhibit 10.13

Except with respect to the priority of any mortgage to which Mortgagee is subrogated pursuant to the provisions hereof, the terms and provisions of this Mortgage shall govern the rights and remedies of Mortgagee and shall supersede the rights and remedies provided under any mortgage to which Mortgagee is subrogated.

17.

Notices.  All notices required hereunder shall be sent pursuant to Section 9.01 of the Credit Agreement. Unless expressly provided to the contrary herein, every provision for notice, demand, consent or request shall be deemed fulfilled only upon compliance with the notice provisions of this paragraph 17.

18.

Governing Law.  The Mortgaged Premises are located in the State of Oklahoma, and the parties hereto agree that this Mortgage shall be governed by and construed according to the laws of the State of Oklahoma and applicable federal law.

19.

Construction.  Wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein: (i) the word "Mortgagor" shall mean "Mortgagor and/or any subsequent owner or owners of the Mortgaged Premises"; (ii) the word "Mortgagee" shall mean "Mortgagee or any successor holder of this Mortgage for the benefit of the Secured Parties"; and (iii) the word "person" shall mean "an individual, corporation, partnership, limited liability company, unincorporated association or other entity."  The paragraph headings contained herein are included as a matter of convenience and are not intended to define, limit or modify the terms of this Mortgage.  This Mortgage shall be binding on Mortgagor and all successors and assigns of Mortgagor and shall inure to the benefit of Mortgagee, for the benefit of the Secured Parties, and all successors and assigns of Mortgagee.

20.	Amendment. This Mortgage cannot be changed except by an agreement in writing signed by the party (i.e., Mortgagor or Mortgagee) against whom enforcement of the change is sought.
21.

Last Dollars Secured; Priority.  If at any time this Mortgage shall secure less than all of the principal amount of the Secured Obligations, it is expressly agreed that any repayments of the principal amount of the Secured Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Secured Obligations outstanding.

22.

Power of Sale.  In addition to the option to foreclose this Mortgage, upon the occurrence of any default of any kind, Mortgagor hereby expressly grants to Mortgagee a power of sale and Mortgagee shall be empowered and entitled, at its option, to sell the Mortgaged Premises in accordance with the Oklahoma Power of Sale Mortgage Foreclosure Act, as the same may be amended from time to time.

Exhibit 10.13

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER OF SALE MAY ALLOW MORTGAGEE TO TAKE THE MORTGAGED PREMISES AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

23.

Concerning Mortgagor. Mortgagor hereby represents and warrants to Mortgagee that it is not (i) a “transmitting utility” (as defined in the Oklahoma Uniform Commercial Code), (ii) a utility, (iii) an interstate gas pipeline company, or (iv) a public service corporation, as defined in Section 34, Article IX of the Constitution of Oklahoma.

24.	Variable Interest Rate. Pursuant to the terms of the Credit Agreement, the Term Loans bear interest at a variable interest rate.

Exhibit 10.13

IN WITNESS WHEREOF, the undersigned, Mortgagor has executed this Mortgage as of the date first above written.

Paycom Payroll, LLC

By:	/s/ Craig E. Boelte
Name:	Craig E. Boelte
Title:	Chief Financial Officer

STATE OF OKLAHOMA	)
) ss.
COUNTY OF OKLAHOMA	)

This instrument was acknowledged before me this _7th_ day of December 2017, by Craig Boelte, Chief Financial Officer of Paycom Payroll, LLC, a Delaware limited liability company.

/s/ Jericah Selby
Notary Public

My commission #	15010015
Expires:	10/30/2019

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